Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

TRIO PETROLEUM CORP.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
Fess Previously Paid	Equity	Common Stock, par value $0.0001 per share	—	—	—	$7,885,714	0.0001102	$869.01
Fess Previously Paid	Equity	Underwriter’s warrants to purchase ordinary shares (3)	Rule 457(g)	—	—		—
Fess Previously Paid	Equity	Ordinary shares issuable upon exercise of the underwriter’s warrants (4)	Rule 457(g)	—	—	$433,714.29	0.0001102	$47.80
	Total Offering Amounts					$8,319,428.57		$916.80
	Total Fees Previously Paid							$916.80
	Total Fee Offsets							—
	Net Fee Due							$0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common stock, or Common Stock, registered hereby also include an indeterminate number of additional Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of Common Stock that the representative of the underwriters has the option to purchase to cover over-allotments, if any.

(3)	In accordance with Rule 457(g) under the Securities Act, because the Ordinary Shares underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 110% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s warrants is equal to 110% of $394,285.7 (which is equal to 5% of $7,885,714).